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                                                                    EXHIBIT 99.3

                       CONSENT OF RBC DAIN RAUSCHER INC.,
                     A MEMBER COMPANY OF RBC CAPITAL MARKETS

We hereby consent to the inclusion in the Amendment No. 1 to the Registration Statement on Form S-4 of Kroll Inc. ("Kroll") relating to the proposed merger of ONTRACK Data International, Inc. with and into ODI Acquisition Corporation, a wholly owned subsidiary of Kroll (the "Registration Statement"), of our opinion letter, dated April 1, 2002, appearing as Annex B to the joint proxy statement/prospectus which is a part of the Registration Statement, and to the references of our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under
Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


By:      /s/ RBC Dain Rauscher
         ---------------------------
         RBC Dain Rauscher Inc.


Minneapolis, Minnesota
May 9, 2002